EXHIBIT 3.4

BYLAWS
SAILTECH DESIGN, INC.
a Florida corporation

ARTICLE 1.

NAME AND LOCATION

Section 1.1. Name. The name of this corporation is Sailtech Design, Inc. (the "Corporation").

Section 1.2. Location. The Board of Directors may locate and relocate the principal office or the registered office from time to time as it may determine.

Section 1.3. Other Offices. Other offices for the transaction of business shall be located at such places as the Board of Directors may from time to time determine.

ARTICLE 2.

STOCK

Section 2.1. Authorization. This Corporation shall have the shares of stock authorized by its articles of incorporation only.

Section 2.2. Issuance. The Board of Directors may authorize the issuance of some or all of any class or series of stock with or without certificates. If shares are authorized and issued without certificates, the Board of Directors may thereafter authorize certificates representing such shares.

Section 2.3. Form. Stock certificates, if authorized, shall be in such form as the Board of Director designates.

Section 2.4. Transfer. No transfer of shares shall be valid against this Corporation until such transfer is registered upon the Corporation's books. For shares represented by certificates, such certificates shall be surrendered to the Corporation as a condition precedent to the transfer of shares being registered upon the Corporation's books.

Section 2.5. Stock Book. This Corporation shall keep at its office in Florida, or in the office of its transfer agent wherever located, a book to be known as the stock book containing the names, alphabetically arranged, with the address of every shareholder, showing the number of shares of each kind, class or series of stock held or recorded by him, and whether such shares are represented by certificates.

Section 2.6. Lost or Destroyed Certificates. In case of loss or destruction of a stock certificate,

no new certificate shall be issued in lieu thereof except upon satisfactory proof to the Board of Directors of such loss, and upon giving such security against loss to the Corporation, by bond or otherwise, as may be satisfactory to the Board of Directors. Any such new certificate shall be plainly marked "Duplicate" upon its face.

ARTICLE 3.

MEETINGS OF SHAREHOLDERS

Section 3.1. Annual Meeting. The annual meeting of the shareholders shall be held during the month of December in each year. The day, time and place shall be determined by the Board of Directors or by any officer of the Corporation authorized to do so by the Board of Directors.

Section 3.2. Special Meetings. Special meetings of the shareholders shall be held when directed by the President or Board of Directors, or when requested in writing by holders of not less than ten (10%) percent of all the votes entitled to be cast on any issue proposed to be considered at the special meeting. A meeting requested by shareholders shall be called for a date not less than ten nor more than sixty days after the request is made.

Section 3.3. Place. Meetings of shareholders may be held either within or without the State of Florida.

Section 3.4. Notice. A notice of each meeting of shareholders shall be mailed to each shareholder entitled to vote at such meeting, at his address as it appears on the Corporation records, not less than ten nor more than sixty days before the date set for the meeting. The notice shall state the date, time and place of such meeting and include a description of the purpose or purposes for which it is called, except that notice of an annual meeting need not include a description of the purpose. Such notice shall be sufficient for that meeting and any adjournments thereof held not later than ninety (90) days after the original date of the meeting. If a shareholder shall transfer any of his Stock after notice, it shall not be necessary to notify the transferee. A shareholder may waive notice of a meeting either before, during or after the meeting. Notice shall be given by United States mail, first class, postage prepaid. Notice shall be given by or at the direction of the president, the secretary, or the officer or persons calling the meeting.

Section 3.5. Record Date. The Board of Directors may fix a date not more than forty-five days prior to the date set for a meeting of the shareholders as the record date, as of which the shareholders of record who are entitled to notice of, and to vote at, the meeting shall be determined. In such case, notice that such day has been fixed shall be sent to each shareholder at least five days before the day so fixed. If the Board of Directors does not fix a record date, then the record date for determining shareholders entitled to notice of and to vote at an annual or special meeting is the close of business on the day before the first notice is sent to shareholders.

Section 3.6. Voting. Every shareholder entitled to vote at a meeting of shareholders shall be entitled, upon each proposal presented at the meeting, to one vote for each share of voting stock recorded in his name on the books of the Corporation as of the record date fixed as provided in Section 5. The record book of shareholders shall be produced at any shareholders' meeting upon request of a shareholder. Shares of its own stock owned by the Corporation shall not be voted directly or indirectly, or counted as outstanding for the purpose of any quorum or vote.

Section 3.7. Quorum. As to each separate voting group, the number of shareholders holding a majority of the votes entitled to be cast on the matter by that voting group constitutes a quorum of that voting group for action on that matter.

Section 3.8. Proxies. A shareholder, other person entitled to vote on behalf of the shareholder pursuant to law, or attorney-in-fact may vote that shareholder's shares in person or by a proxy. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. An appointment is valid for up to 11 months, unless a longer period is expressly provided in the appointment form, and an appointment of a proxy is revocable by the shareholder, unless the form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

ARTICLE 4.

DIRECTORS

Section 4.1. Function. The business and affairs of this Corporation shall be managed under the direction of the Board of Directors and its corporate powers exercised by or under authority of the Board of Directors.

Section 4.2. Number. This Corporation shall have not less than one nor more than five directors, with the number to be fixed from time to time by vote of the shareholders.

Section 4.3. Qualification. Directors must be natural persons who are 18 years of age or older.

Section 4.4. Election and Term. Directors shall be chosen at the annual meeting of shareholders by a plurality of votes cast at such election. Terms of directors expire at the next annual meeting of shareholders, except that despite the expiration of a director's term, he continues to serve until his successor is elected and qualified.

Section 4.5. Resignation. A director may resign at any time by delivering written notice to the Board of Directors or its chairman, or to the Corporation. A resignation is effective when the notice is delivered, unless the notice specifies a later effective date. No acceptance of the resignation is necessary in order to make it effective.

Section 4.6. Vacancies. Vacancies in the Board of Directors shall be filled until the next annual meeting of shareholders by the directors remaining in office. If the entire Board of Directors becomes vacant, any officer or any shareholder may call a special meeting of the shareholders for the purpose of electing a new Board of Directors to serve until the next annual meeting of shareholders. Until such time as the successor Board of Directors is duly elected, the President shall serve as an interim Board of Directors. In the event that the office of the President is vacant, then the Vice President, if any, shall act as interim Board of Directors. In the event that the office of Secretary is vacant, then the Treasurer shall act as an interim Board of Directors.

Section 4.7. Method of Action For One Member Board of Directors. The Board of Directors of this Corporation, when it consists of only one member, may take official action by resolution, order, consent, minutes or any other written memorandum of action taken signed by the director; provided, however, that failure to reduce such action to writing shall in no way impair the validity or efficacy of the action so taken. Official action of the Board of Directors may be deemed taken by the Board of Directors in "corporate session," which shall be equivalent to a "meeting" of a multi-member board of directors.

Section 4.8. Place of Meetings or Sessions. Meetings or corporate sessions of the Board of Directors may be held within or without the State of Florida.

Section 4.9. Call and Notice of Meetings. Regular meetings of the Board of Directors may be held without notice of the date, time or place thereof. Special meetings of the Board of Directors may be called by the Chairman of the Board, the president or any other officer or person authorized to do so by the Board of Directors. Special meetings of the Board of Directors must be preceded by at least one day's notice of the date, time and place of the meeting. The notice need not describe the purposes of the special meeting and the notice may be written or oral.

Section 4.10. Quorum and Voting. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained. No further notice thereof need be given other than by announcement at the meeting. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors, unless a greater number is required by the Articles of Incorporation, these Bylaws, or by law.

Section 4.11. Executive and Other Committees. The Board of Directors may, by resolution adopted by a majority of the full Board, designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors except as limited by law.

ARTICLE 5.

OFFICERS

Section 5.1. Officers. This Corporation shall have a President, a Secretary and a Treasurer, and such other officers as may be appointed in accordance with these Bylaws. The Board may elect or appoint a chairman. Any two or more offices may be held by the same person. Officers shall be chosen by the Board of Directors unless otherwise provided by these Bylaws, All officers shall serve for such terms as the Board of Directors may determine.

Section 5.2. President. The President shall be the chief executive officer of the Corporation and has the authority for the general management of the business and affairs of the Corporation, subject to the direction of the Board of Directors. He shall preside at all meetings of the shareholders and the Board of Directors unless the Board of Directors shall elect a chairman.

Section 5.3. Vice President. In the event the office of Vice President is created, the Vice President shall perform the duties of the President in the event of the absence or disability of the President.

Section 5.4. Secretary. The Secretary shall have custody of and maintain the corporate records; shall record the minutes of all meetings of the shareholders and the Board of Directors, and send out notices of meetings, and perform such other duties as are prescribed by the Board of Directors or President. The Secretary may appoint one or more assistant secretaries, each of whom may perform the duties of the Secretary in the absence or unavailability of the Secretary.

Section 5.5. Treasurer. The Treasurer shall have custody of all corporate funds and financial records, shall keep or provide for keeping full and accurate amounts of receipts and disbursements and render account thereof at the annual meeting of the shareholders and whenever else required by the Board of Directors or President, and shall perform such other duties as may be prescribed by the Board of Directors or President.

Section 5.6. Other Officers. Other officers and agents shall be appointed by, and have such duties as are determined by, the Board of Directors, and may be appointed by any other officer authorized by the Board of Directors to. appoint officers or assistants or to prescribe duties of other officers.

ARTICLE 6.

DISTRIBUTIONS AND FINANCE

Section 6.1. Distributions. The Board of Directors may authorize and the Corporation may make distributions (including dividends) to its shareholders out of funds legally available therefor. For the purpose of determining shareholders entitled to receive any distribution, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed sixty days, or the Board may fix in advance a date as the record date for determination of entitlement to receive distributions.

Section 6.2. Bank Accounts. The funds of the Corporation shall be deposited in such bank or banks or other institutions as the Board of Directors shall designate, and shall be withdrawn only upon the check or order of such person or persons, with or without counter signature, as may be authorized by resolution of the Board of Directors. Banks may act on a copy of such resolution duly certified by the President, Vice President, Secretary, Treasurer or assistant secretary until furnished with a certified copy of a contrary resolution.

ARTICLE 7.

SEAL

Section 7.1. Form. The corporate seal shall have the name of the Corporation and the word "SEAL" and date of incorporation inscribed thereon. The seal may be facsimile, engraved, printed, or an impression seal.

ARTICLE 8.

BOOKS AND RECORDS

Section 8.1. Books and Records. The Corporation shall keep correct and complete books and records of account, and shall keep minutes of the proceedings of its shareholders, board of directors and committees. The Corporation shall keep at its registered office or principal place of business a record of its shareholders, giving the names and addresses of all shareholders and number of shares held by each.

ARTICLE 9.

NOTICE, WAIVER AND ACTION WITHOUT MEETINGS

Section 9.1. Notice. Except where expressly authorized by these Bylaws to be oral, all notice required or contemplated by these Bylaws must be in writing. Unless otherwise expressly provided in these Bylaws, notice may be communicated in person, by telephone (where oral notice is permitted), telegraph, teletype or other form of electronic communication, or by mail. Written notice to a shareholder is effective when mailed, if mail post paid and correctly addressed, as shown on the Corporation's current records. Except for such notice to shareholders, written notice is effective at the earliest date of when received, five days after its deposit in the United States mails (if mailed post paid and correctly addressed), or on the date shown on the return receipt. Oral notice is effective when communicated.

Section 9.2. Waiver of Notice. A shareholder or director may waive any notice required under these Bylaws by executing a written waiver delivered to the Corporation for inclusion in the minutes of a meeting, or filing with the Corporation's records. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice. Attendance by a shareholder or director at a meeting constitutes a waiver of notice of such meeting, and waiver of objection to consideration of any particular matter that was required to be within stated purpose or purposes that was not so described, unless the shareholder or director, as appropriate, objects promptly to the manner in which the meeting was called, the transaction of specific business or the consideration of a specific matter, in accordance with law.

Section 9.3. Action by Shareholders Without a Meeting. Any action required or permitted to be taken in a meeting of the shareholders may be taken without a meeting, without prior notice, and without a vote, if such action is evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes that would be necessary to authorize or take such action at a meeting, which consents are delivered to the Corporation for inclusion in its records. To be effective, the requisite number of consents must be delivered to the Corporation within 60 days of the date of the earliest consent, and any written consent may be revoked prior to the date that the Corporation receives the required number of consents. Within 10 days after obtaining such authorization by consent, notice must be given to shareholders who have not consented in writing, or who are not entitled to vote on the action. Such notice shall fairly summarize the material features of the authorized action, and if appropriate, shall contain a statement of the right of shareholders to dissent if the action is one for which dissenter's rights are provided by law.

Section 9.4. Action by Directors Without a Meeting. Any action required or permitted to be taken at a Board of Directors meeting or a committee meeting may be taken without a meeting if the action is taken by all members of the Board or of the committee, as appropriate. The action must be evidenced by one or more written consents describing the action taken and signed by each director or committee member. Action taken in this section is effective when the last director signs the consent, unless the consent specifies a different effective date.

ARTICLE 10.

AMENDMENTS

Section 10.1. Amendments. Amendments to these Bylaws may be made by a vote of the shareholders representing a majority of all outstanding shares entitled to vote at any regular meeting, or at any special meeting when properly called with advance notice of the proposed amendment.

I HEREBY CERTIFY that the foregoing Bylaws were duly adopted by the Corporation on January 26th 2001.

/s/ Cortland Steck
Cortland Steck, Secretary